                        EQUITY CORPORATION INTERNATIONAL

              4 1/2% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2004

                         REGISTRATION RIGHTS AGREEMENT


                                                               February 25, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
ABN AMRO Incorporated
Morgan Stanley & Co. Incorporated
c/o Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                          Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         Equity Corporation International, a Delaware corporation (the "Company"), proposes to issue and sell (such issuance and sale, the "Initial Placement") to you (the "Initial Purchasers"), upon the terms set forth in a purchase agreement dated February 19, 1998 (the "Purchase Agreement"), $125,000,000 aggregate principal amount (plus up to an additional $18,750,000 aggregate principal amount to cover over-allotments, if any) of its 4 1/2% Convertible Subordinated Debentures due 2004 (the "Securities"). The Securities will be convertible into shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") at the conversion price set forth in the Final Offering Memorandum. As an inducement to you to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Company agrees with you, (i) for your benefit and (ii) for the benefit of the holders from time to time of the Securities or the Common Stock issuable upon conversion of the Securities (including you) (each of the foregoing, a "Holder" and together, the "Holders"), as follows:

         1. DEFINITIONS. Capitalized terms used herein without definition shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

         "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Affiliate" of any specified person means any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Registration Rights Agreement as it may be amended, qualified, modified or supplemented from time to time.

         "Business Day" means any day that is neither a Saturday or a Sunday nor a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

         "Closing Time" has the meaning set forth in the Purchase Agreement.

         "Commission" means the Securities and Exchange Commission.

         "Damages Accrual Period" has the meaning set forth in Section 2(d) hereof.

         "Damages Payment Date" has the meaning set forth in Section 2(d) hereof.

         "Date of Delivery" has the meaning set forth in the Purchase
Agreement.

         "Deferral Period" has the meaning set forth in Section 2(c) hereof.

         "DTC" means The Depository Trust Company.

         "Event" has the meaning set forth in Section 2(d) hereof.

         "Event Date" has the meaning set forth in Section 2(d) hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Final Offering Memorandum" has the meaning set forth in the Purchase Agreement.

         "Holder" has the meaning set forth in the preamble hereto.

         "Indenture" means the Indenture relating to the Securities dated as of February 25, 1998, between the Company and Bankers Trust Company, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

         "Initial Placement" has the meaning set forth in the preamble hereto.

         "Interest Payment Date" shall mean June 30 and December 31.

         "Liquidated Damages" has the meaning set forth in Section 2(d) hereof.

         "Majority Holders" means the Holders of a majority of the then outstanding aggregate principal amount of Registrable Securities; provided, however, that Holders of Common Stock issued upon conversion of Securities shall be deemed to be Holders of the aggregate principal amount of Securities from which such Common Stock was converted.

         "Notice Holder" has the meaning set forth in Section 2(b) hereof.

         "Prospectus" means the prospectus included in any Shelf Registration Statement, and all amendments and supplements to such prospectus, including post-effective amendments.

         "Record Date" has the meaning set forth in Section 2(d) hereof.

         "Record Holder" has the meaning set forth in Section 2(d) hereof.

         "Registrable Securities" means the Securities and shares of Common Stock issued upon conversion thereof, excluding any such securities that, and any such securities the predecessors of which, were previously sold pursuant to a registration statement of the Company filed under the Act or pursuant to Rule 144 promulgated under the Act.

         "Rule 144" means Rule 144 under the Act, as such Rule may be amended from time to time, or any successor to such Rule.

         "Securities" has the meaning set forth in the preamble hereto.

         "Selling Confirmation" means, with respect to a Notice Holder and a Selling Notice given by such Notice Holder, a written notice given by the Company to such Notice Holder instructing and notifying such Notice Holder that the Shelf Registration Statement and Prospectus may be used during the applicable Selling Period to effect the transactions described in such Selling Notice, that the Company is then currently in compliance with Section 3(b) and that the Company reaffirms the consent granted pursuant to Section 3(f).

         "Selling Notice" has the meaning set forth in Section 2(b) hereof.

         "Selling Period" means, with respect to a Notice Holder and a Selling Notice given by such Notice Holder, a period of forty-five calendar days commencing on the date such Notice Holder receives a Selling Confirmation in respect of the transactions described in such Selling Notice; provided, however, that the Company may defer existing Selling Periods in accordance with
Section 3(c)(2).

         "Shelf Registration" means a registration effected pursuant to Section 2 hereof.

         "Shelf Registration Period" has the meaning set forth in Section 2(a) hereof.
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         "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of Section 2 hereof (including any additional registration statements filed pursuant to Section 3(d)) which covers some or all of the Securities and the Common Stock issuable upon conversion thereof, as applicable, on an appropriate form under Rule 415 promulgated under the Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Special Counsel" means Vinson & Elkins L.L.P., special counsel to the Initial Purchasers or such other special counsel as may be designated by the Majority Holders.

         "Trustee" means the trustee with respect to the Securities under the Indenture.

         2. SHELF REGISTRATION; SUSPENSION OF USE OF PROSPECTUS; LIQUIDATED DAMAGES.

         (a) The Company shall prepare and file with the Commission, as soon as practicable but in any event on or prior to the date 60 days following the Closing Time, a Shelf Registration Statement under the Act registering the resale from time to time by Holders thereof of all of the Registrable Securities. The Shelf Registration Statement shall permit resales of Registered Securities by Holders in the manner or manners designated by them from time to time, which shall be set forth in such Shelf Registration Statement. The Company shall use its reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Act as soon as practicable but in any event on or prior to the date 120 days following such Closing Time and, subject to the provisions contained herein, to keep the Shelf Registration Statement continuously effective under the Act until the earliest of (i) the second anniversary of the latest Date of Delivery, (ii) the date on which the Securities or Common Stock issuable upon conversion thereof may be sold by non-affiliates of the Company pursuant to paragraph (k) of Rule 144 (or any successor provision) and (iii) such date as of which all the Securities or the Common Stock issuable upon conversion thereof have been sold pursuant to the Shelf Registration Statement or pursuant to Rule 144 (the period ending at such earliest date, the "Shelf Registration Period").

         (b) Each Holder of Registrable Securities agrees that if such Holder wishes to sell its Registrable Securities pursuant to the Shelf Registration Statement and the Prospectus, it will do so only in accordance with this Section 2(b). Each Holder of Registrable Securities agrees to give written notice to the Company at least five Business Days prior to any intended resale of Registrable Securities under the Shelf Registration Statement, which notice shall specify the date on which such Holder intends to begin such distribution and such information with respect to such Holder and the intended distribution as may be reasonably required to amend the Shelf Registration Statement or supplement the Prospectus with respect to such intended distribution (each Holder providing the notice described in this sentence and with respect to which the related Selling Period is continuing or has been deferred, a "Notice Holder;" each such notice, a "Selling Notice"). As soon as practicable after the date a Selling Notice is received by the Company, and in any event within four Business Days after such date, the Company shall either:
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                 (i)      (A) provide a Selling Confirmation to such Notice
         Holder or (B) file a supplement to the Prospectus or a post-effective amendment to the Shelf Registration Statement as required by Section 3(b) (and use all reasonable efforts to cause any such post-effective amendment to become effective as soon as practicable thereafter and immediately after such post-effective amendment shall become effective, or it shall file such supplement, to provide a Selling Confirmation to such Notice Holder); or

                 (ii) in the event of the happening of any event of the kind described in Section 3(c)(2)(i), 3(c)(2)(ii), 3(c)(2)(iii) or 3(c)(2)(iv) hereof, the Company shall deliver to such Notice Holder the notice required by Section 3(c)(2) and notify the Holder that the consent granted pursuant to Section 3(f) is suspended until further notice.

         (c) Each such Notice Holder may sell all or any Registrable Securities pursuant to the Shelf Registration Statement and the Prospectus only during the Selling Period commencing with the earlier of (x) the date on which such Notice Holder receives a Selling Confirmation and (y) the fifth Business Day after the related Selling Notice has been received by the Company; provided, however, that in the event the Company elects to take the actions permitted by Section 2(b)(ii), the commencement of the Selling Period shall be deferred until such later date as the Company delivers a Selling Confirmation. A Notice Holder shall not sell any Registrable Securities pursuant to the Shelf Registration Statement or the Prospectus after the expiration of the applicable Selling Period without giving a new Selling Notice pursuant to Section 2(b) hereof and receiving a new Selling Confirmation. Notwithstanding the foregoing, the aggregate number of days during which the Company shall be entitled to exercise its right under this paragraph to defer the commencement of a Selling Period or its rights under Section 3(c)(2) to defer existing Selling Periods (any such period of deferral herein referred to as a "Deferral Period") shall not exceed 60 days within any twelve-month period; provided, however, that each day during any Deferral Period shall only be counted once in determining the aggregate number of days in such Deferral Period notwithstanding the occurrence of multiple concurrent deferrals; and, provided, further, if the Company deems it necessary to file a post-effective amendment to the Shelf Registration Statement in order to comply with Section 3(b) hereof as a result of any Selling Notice or other information provided by a Holder for inclusion in the Prospectus, then such period of time from the date of filing such post-effective amendment until the date on which the Shelf Registration Statement is declared effective by the Commission shall not be treated as a Deferral Period.

         In the event the Company elects to take the actions described in
Section 2(b)(ii), the Company will, at such time as it is in compliance with
Section 3(b) and as use of the Prospectus may be resumed, immediately provide Selling Confirmations to all Notice Holders.

         (d) The parties hereto agree that the Holders of the Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Shelf Registration Statement has not been declared effective under the Securities Act on or before the date 120 days following the Closing Time, or (ii) the aggregate number of days for all Deferral Periods within any one twelve-month period exceeds the number permitted pursuant to Section 2(c) hereof (each of the events of a type described in either of the foregoing clause (i) or (ii) is individually referred to herein as an "Event;" and the date 120 days following the Closing Time
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in the case of clause (i) and the date on which the duration of all Deferral
Periods within any one twelve-month period exceeds the number of days permitted by Section 2(c) hereof in the case of clause (ii), are referred to herein as an "Event Date"). Events shall be deemed to continue until the date of the termination of such Event, which shall be the following date with respect to the respective types of Events: the date the Registration Statement is declared effective under the Act in the case of an Event described in clause
(i) and termination of the Deferral Period which caused the aggregate number of days for all Deferral Periods within any one twelve-month period to exceed the number permitted by Section 2(c) in the case of Events of the type described in clause (ii).

         Accordingly, upon the occurrence of any Event and until such time as there are no Events which have occurred and are continuing (a "Damages Accrual Period"), commencing on the Event Date on which such Damages Accrual Period began, the Company agrees to pay, as liquidated damages, and not as a penalty, an additional amount (the "Liquidated Damages"): to each Holder of Registrable Securities (whether or not a Notice Holder), accruing during the Damages Accrual Period at a rate equal to one-half of one percent per annum (50 basis points) on (u) where such Registrable Securities are Securities, the aggregate principal amount of such Securities held by such Holder and (v) where such Registrable Securities are shares of Common Stock issued upon conversion of Securities, the aggregate principal amount of Securities that were converted into such shares. Notwithstanding the foregoing, no Liquidated Damages shall accrue as to any Securities or shares of Common Stock from and after the earlier of (x) the date such securities are no longer Registrable Securities, or (y) the expiration of the Shelf Registration Period. The rate of accrual of the Liquidated Damages with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events.

         Liquidated Damages due on any Securities or Common Stock shall be payable on each Interest Payment Date on the Securities occurring (of if there are no Securities outstanding, which would have occurred) during the Damages Accrual Period and on the Interest Payment Date immediately following (or which would have followed) the termination of such Period (a "Damages Payment Date"). The Company shall pay the Liquidated Damages due on any Securities by depositing with the Trustee under the Indenture, in trust, for the benefit of the Holders of Securities or Common Stock, as the case may be, entitled thereto, at least one Business Day prior to the applicable Damages Payment Date, sums sufficient to pay the Liquidated Damages accrued or accruing since the Event Date or, if later, the last preceding Damages Payment Date to such Damages Payment Date. The Liquidated Damages shall be paid on each Damages Payment Date to the Holders of record of the Registrable Securities (the "Record Holders") on the 15th day of June or the 15th day of December (each a "Record Date") immediately preceding such Damages Payment Date by wire transfer of immediately available funds to the accounts specified by them or by mailing checks to the registered addresses as they appear in the Securities register or stock transfer books of the Company, if no such accounts have been specified on or before the applicable Record Date. The Trustee shall be entitled, on behalf of the Holders of Securities and Common Stock, to seek any available remedy for the enforcement of this Agreement, including for the payment of such Liquidated Damages. Notwithstanding the foregoing, the parties agree that the sole remedy payable for a violation of the terms of this Agreement with respect to which Liquidated Damages are expressly provided shall be such Liquidated Damages. Nothing shall preclude a Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to any violation of this Agreement for which Liquidated Damages are not expressly provided by this Agreement.

         All of the Company's obligations set forth in this Section 2(d) which are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement).

         The parties hereto agree that the Liquidated Damages provided for in this Section 2(d) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the occurrence of an Event.

         3. REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement, the following provisions shall apply:

         (a) The Company shall furnish to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and the Special Counsel, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as Merrill Lynch reasonably may propose.

         (b) The Company shall ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto comply in all material respects with the Act, (ii) any Shelf Registration Statement or any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, or any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or agreement is made hereby with respect to information with respect to you or any Holder required to be included in any Shelf Registration Statement or Prospectus pursuant to the Act or provided by you or any Holder.

         (c) (1) The Company shall advise you and the Holders and, if requested by you or any such Holder, confirm such advice in writing:

                 (i) when the Shelf Registration Statement or any post-effective amendment thereto has become effective; and

                 (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information.
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         (2)     During any Selling Period, during the deferral of any Selling
Period and within four Business Days of receipt by the Company of any Selling Notice, the Company shall notify you and the Notice Holders and, if requested by you or any such Notice Holder, confirm such notification in writing:

                 (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation or threat of any proceedings for that purpose;

                 (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Securities or the Common Stock included in any Shelf Registration Statement for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

                 (iii) of the existence of any fact or the happening of any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; and

                 (iv) of the determination by the Company, in its judgment, that it is advisable to suspend use of the Prospectus for valid business reasons (not including avoidance of the Company's obligations hereunder) including, among other things, the acquisition or divestiture of assets, public filings with the Commission, pending corporate developments and similar events;

         which notice shall be accompanied by an instruction to defer the use of the Prospectus until the Company delivers a Selling Confirmation whereupon any existing Selling Period shall be deferred and shall recommence upon delivery of the aforementioned Selling Confirmation; provided, that such Selling Period shall be extended by the number of days elapsed during any such period of deferral.

         (d) The Company shall use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

         (e) The Company shall furnish to each Holder of Registrable Securities upon its written request, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in such writing, all exhibits (including those incorporated by reference).

         (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities or the Common Stock issued upon conversion thereof included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and, except during such periods as the Company shall have suspended the use of the Prospectus pursuant to Section 2(b)(ii) or 3(c)(2), the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Securities or the Common Stock issued upon conversion thereof covered by the Prospectus or any amendment or supplement thereto.

         (g) Prior to any offering of Securities or the Common Stock issued upon conversion thereof pursuant to any Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of Securities or the Common Stock issued upon conversion thereof included therein and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Securities or Common Stock for offer and sale under the securities or Blue Sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities and the Common Stock issued upon conversion thereof covered by such Shelf Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

         (h) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Securities (other than Securities which are in book-entry only form) or the Common Stock issued upon conversion thereof sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

         (i) Upon the occurrence of any event contemplated by Section 3(c)(2)(iii) that is not also an event contemplated by Section 3(c)(2)(iv), the Company shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered (when and as permitted pursuant to Section 2(c)) to purchasers of the Securities or the Common stock issued upon conversion thereof included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (j) At such time as any of the Securities are no longer "restricted securities" within the meaning of Rule 144, the Company shall take such actions as may be necessary to provide, as soon as practicable, a separate CUSIP number for such Securities and to cause such CUSIP number to be assigned to such Securities (or to the maximum aggregate principal amount of the Securities to which such number may be assigned). Upon compliance with the foregoing requirements of this Section 3((j), the Company shall provide the Trustee, upon request, with certificates for such Securities, in a form eligible for deposit with DTC.

         (k) The Company shall use all reasonable efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Shelf Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act and Rule 158 promulgated by the Commission thereunder.

         (l) The Company shall use all reasonable efforts to cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

         (m) The Company may require each Holder of Securities or the Common Stock issued upon conversion thereof to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Securities or Common Stock as may, from time to time, be required by the Act (including the information specified in Item 507 of Regulation S-K under the Act), and the obligations of the Company to any Holder hereunder shall be expressly conditioned on the compliance of such Holder with such request.

         (n) The Company shall, if requested, use its reasonable efforts to promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement (i) such information as the Majority Holders reasonably agree should be included therein as required by applicable law and provide to the Company in writing for inclusion in the Shelf Registration Statement or Prospectus, and (ii) such information as a Holder may provide from time to time to the Company in writing for inclusion in a Prospectus or any Shelf Registration Statement concerning such Holder and the distribution of such Holder's Securities and Common Stock and, in either case, shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

         (o) The Company shall enter into such agreements and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities or the Common Stock issuable upon conversion thereof; provided, however, that the Company shall not be required to enter into an underwriting agreement or participate in a "roadshow" in connection with any such disposition.

         (p) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that (i) such Holder will promptly (and in any case within two Business Days after completion of such sale or distribution) notify the Company following any sale of Registrable Securities under a Shelf Registration and (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(c)(2)(i), 3(c)(2)(ii), 3(c)(2)(iii) or 3(c)(2)(iv) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus and will not resume disposition of such Registrable Securities until such Holder's receipt of one or more copies of a supplemented or amended Prospectus contemplated by Section 3(f) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed and has received copies of the Prospectus and any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

         4. REGISTRATION EXPENSES. The Company shall pay all fees and expenses incurred by it or the Initial Purchasers incident to the performance of or compliance with this Agreement by the

Company including, without limitation, (i) all Commission, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees,
(ii) all fees and expenses incurred in connection with compliance with state securities or Blue Sky laws (including reasonable fees and disbursements of the Special Counsel in connection with Blue Sky qualification of any of the Registrable Securities), (iii) all expenses in preparing or assisting in preparing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, other documents relating to the Company's performance of and compliance with this Agreement, and (iv) all rating agency fees but excluding fees of any special accountants retained by the Holders, counsel to the Holders other than the Special Counsel and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder thereof.

         5.      INDEMNIFICATION.

         (a) (i) In connection with any Shelf Registration Statement, the Company agrees to indemnify and hold harmless each Holder of Securities or Common Stock issued upon conversion thereof covered thereby (including the Initial Purchasers), the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon (A) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder or any Initial Purchaser, (B) use of a Shelf Registration Statement or the related Prospectus during a period when a stop order has been issued in respect of such Shelf Registration or any proceedings for that purpose have been initiated or use of a Prospectus when use of such Prospectus has been deferred pursuant to Section 2(c) or 3(c)(2); provided, further, in each case, that the Company delivered prior notice in accordance with Section 6(c) hereof of such stop order, initiation of proceedings or deferral or (C) if the Holder fails to deliver the then current Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Holder of Securities or Common Stock issued upon conversion thereof covered by a Shelf Registration Statement (including the Initial Purchasers) severally agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

         (c)     Promptly after receipt by an indemnified party under this
Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, further, that the indemnifying party shall not be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) representing all the indemnified parties under paragraph (a)(i), paragraph (a)(ii) and paragraph (b) above. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d) The provisions of this Section 5 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in Section 5 hereof, and will survive the sale by a Holder of Securities covered by a Shelf Registration Statement.

         6.      MISCELLANEOUS.

         (a) NO INCONSISTENT AGREEMENTS. The Company has not, as of the date hereof, entered into nor shall it, on or after the date hereof, enter into, any agreement with respect to the Securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

         (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders; provided that, with respect to any matter that directly or indirectly affects the rights of the Initial Purchasers hereunder, the Company shall obtain the written consent of each Initial Purchaser originally purchasing more than a majority of the Securities against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of securities being sold rather than registered under such Shelf Registration Statement.

         (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing overnight delivery:

                 1. if to you, initially at the address set forth in the Purchase Agreement;

                 2. if to any other Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 6(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Merrill Lynch; and

                 3. if to the Company, initially at its address set forth in the Purchase Agreement.

         All such notices and communications shall be deemed to have been duly given when received, if delivered by hand or air courier, and when sent, if sent by first-class mail or telecopier.

         The Initial Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

         (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders. The Company hereby agrees to extend the benefits of this Agreement to any Holder and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

         (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (f) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State, without regard to the conflicts of law rules thereof.

         (h) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

         (i) SECURITIES HELD BY THE COMPANY, ETC. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or the Common Stock issuable upon conversion thereof is required hereunder, Securities or the Common Stock issued upon conversion thereof held by the Company or its Affiliates (other than subsequent Holders of Securities or the Common Stock issued upon conversion thereof if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

                                  Very truly yours,

                                  EQUITY CORPORATION INTERNATIONAL



                                  By:
                                     -----------------------------------------
                                          W. Cardon Gerner
                                          Senior Vice President -
                                                   Chief Financial Officer



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                       INCORPORATED
ABN AMRO INCORPORATED
MORGAN STANLEY & CO. INCORPORATED

By:      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED


By:
   -------------------------------------------------
         Authorized Signatory